040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170270926-76
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/23/2017 10:41 AM
State of Nevada	Entity Number E0300472017-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: TENAYA GROUP INC.

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: ______ Name
- [X] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

EAD LAW GROUP, LLC-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
6671 S. LAS VEGAS BLVD BUILDING D SUI	LAS VEGAS	Nevada	89119
Mailing Address (if different from street address):	City:	Nevada	Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 75000000 | Par value per share: $ 0.00010 | Number of shares *without* par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DAVID KELAVA
Name

Street Address	City	State	Zip Code
1240 BAY STREET, SUITE 307	TORONTO, CAN	CA	M5R 2A7

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JORDAN SHEFSKY
Name

X JORDAN SHEFSKY
Incorporator Signature

Address	City	State	Zip Code
85 BLOOR STREET E, APT. 403	TORONTO, CAN	CA	M4W 3Y1

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EAD LAW GROUP, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/23/2017
Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**TENAYA GROUP INC.**
FOREIGN NAME TRANSLATION:	NOT APPLICABLE
PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	EAD LAW GROUP, LLC
STREET ADDRESS:	6671 S. LAS VEGAS BLVD BUILDING D SUITE 210-239, LAS VEGAS, NV 89119
MAILING ADDRESS:	, ,

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TENAYA GROUP INC.**, did on June 23, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 23, 2017.

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20170623-0715
You may verify this certificate
online at **http://www.nvsos.gov/**